                                                               EXHIBIT 10.9

                            AMENDED AND RESTATED
                            EMPLOYMENT AGREEMENT

     AMENDED AND RESTATED EMPLOYMENT AGREEMENT, effective as of September 17, 1997, by and between MUELLER INDUSTRIES, INC., a Delaware corporation having its principal address at 6799 Great Oaks Road, Suite 200, Memphis, Tennessee 38138 (the "Employer"), and WILLIAM D. O'HAGAN, an individual residing at 9563 South Fox Hill Circle, Germantown, Tennessee (the "Executive").

                             WITNESSETH:

     WHEREAS, the Executive has entered into an Employment
Agreement with the Employer, effective as of January 1, 1994, as amended by an Amendment, effective as of August 10, 1995 and as further amended by an Amendment effective as of June 6, 1997 (the
"Existing Employment Agreement"); and

     WHEREAS, the Executive and the Employer wish to modify the terms of the Existing Employment Agreement by amending and restating the Existing Employment Agreement in the Form of this Amended and Restated Employment Agreement (the "Agreement");

     NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the Executive and the Employer hereby amend and restate the Existing Employment Agreement as follows:

     1. Term of Employment.

        The Employer agrees to employ the Executive, and the Executive hereby accepts such employment, as President and Chief Executive Officer of the Employer, for a term commencing as of the date hereof, and ending on December 31, 2002 (the "Employment Period"). The preceding sentence notwithstanding, the Executive's employment hereunder may be terminated earlier in accordance with Section 4 hereof.

     2. Duties and Authority.

        During the Employment Period the Executive shall serve as President and Chief Executive Officer of the Employer. The Executive shall devote his best efforts and full working time and attention to services for the Employer. The Executive agrees to hold any additional office or position with the Employer or any of the Employer's manufacturing subsidiaries without additional compensation if elected or appointed to such office or position.

     3. Compensation.

        a. As compensation for the Executive's services in all capacities during the Employment Period, the Employer shall pay the Executive the following:

           i. a base salary at a rate of $413,430 per annum to be paid in equal installments in accordance with normal payroll practices of the Employer but not less frequently than monthly, provided that in each subsequent calendar year or part thereof during which the Executive is employed commencing in 1998, the Executive's base salary shall be adjusted upward annually from the Executive's current base salary at a rate at least commensurate with increases granted to other key executives (the "Base Salary").

          ii. a discretionary annual cash incentive bonus (the "Bonus") for each calendar year or part thereof during which the Executive is employed, the amount of such bonus to be consistent with the executive bonus program which the Employer establishes for other key executives.

        b. The Executive shall be entitled to
reimbursement for reasonable business and travel expenses incurred in the performance of his duties in accordance with the Employer's normal reimbursement practices.

        c. Subject to the terms of the applicable plan and/or program, the Executive shall participate in all bonus, incentive, stock option, pension, disability and health plans and programs and all fringe benefits plans maintained by or on behalf of the Employer and in which senior executives of the Employer are entitled to participate.

        d. Subject to Section 4(c) herein, the
Executive's existing stock options with respect to the Employer's common stock shall continue to be governed by and subject to the terms and conditions set forth in the respective option agreements.

        e. The Employer agrees that, at the Employer's cost, it will file a Registration Statement on Form S-8 (or its equivalent) relating to the Executive's options to acquire shares of common stock of the Employer, granted on June 22, 1992 and May 7, 1997. The Executive agrees to provide the Employer with reasonable notice of the Executive's desire to have such a Registration Statement prepared and filed with the Securities and Exchange Commission.

     4. Termination of Employment.

        a. The Executive's employment hereunder shall terminate upon the Executive's death, and the Employer shall have the right to terminate the Executive's employment upon his permanent disability. A permanent disability is a physical or mental disability which results in the Executive's inability to substantially perform his duties hereunder for a period of 180 consecutive days or for a period of 200 days within any period of 12 consecutive months, except that a permanent disability shall not include a physical or mental disability which occurs in connection with the Executive's employment hereunder. In the event of termination by reason of death or permanent disability, the Employer's obligation to pay further compensation hereunder shall cease on the date of termination, except that the Executive (or, in the case of death, his beneficiaries, or his estate if no beneficiary has been named) shall be entitled to receive his Base Salary and Bonus prorated on a calendar day basis through the date of such termination.

        b. The Employer may terminate the Executive's employment hereunder for Cause (as defined below) upon not less than 30 days prior written notice specifying such Cause. If the Executive's employment hereunder is terminated for Cause, the Executive shall forfeit the Employer stock options, granted on November 4, 1993, effective as of the date of the termination of his employment, but such options shall remain exercisable for the 30-day period following the Executive's receipt of written notice required under this Section 4(b). For purposes of this Agreement, the term "Cause" shall mean (i) the Executive's willful and continued failure to substantially perform his duties hereunder, (ii) the engaging by the Executive in willful misconduct which is demonstrably and materially injurious to the Employer, or (iii) the Executive's conviction of a felony for a crime of moral turpitude. For purposes of this Section 4(b), no act, or failure to act, on the Executive's part shall be considered "willful" unless done, or omitted to be done, by him not in good faith and without reasonable belief that his action or omission was in the best interest of the Employer. The Executive shall not be terminated for Cause in the case of actions or omissions described in clauses (i) or (ii) of this
Section 4(b) unless the Employer shall have given the Executive an opportunity to cure any such actions or omissions during the 30-day period after the Executive's receipt of written notice required under this Section 4(b).

        c. The Executive's employment hereunder may be terminated by the Employer without Cause upon not less than 90 days prior written notice or by the Executive for "Good Reason" (as defined below) upon not less than 10 days prior written notice. In such event, (i) the Executive shall continue to receive his then current Base Salary otherwise payable pursuant to Section 3 hereof as if his employment had continued for the remainder of the Employment Period and an annual bonus for the remainder of the Employment Period equal to the average Bonus for the three calendar years immediately preceding the written notice, such bonus to be paid in the normal course at the time other executive bonuses are normally paid, and (ii) all of the outstanding unvested Employer stock options then held by Executive shall immediately vest and become exercisable upon such notice. In addition, at the Employer's expense, the Executive shall continue to participate in all of the Employer's health plans and programs until he reaches age 65 as if he remained employed until such time. For purposes of this Agreement, "Good Reason" shall mean (A) a failure by the Employer to comply with any material provision of this Agreement which has not been cured within ten (10) days after notice of such noncompliance has been given by the Executive to the Employer, (B) other than as provided in Section 2 herein, the assignment to the Executive by the Employer of duties inconsistent with the Executive's position, authority, duties, responsibilities or status with the

Employer as in effect immediately after the date of execution of this Agreement, including, but not limited to, any reduction whatsoever in such position, authority, duties, responsibilities or status, or a change in the Executive's titles or offices, as then in effect, or any removal of the Executive from, or any failure to reelect the Executive to, any of such positions, except in connection with the termination of his employment on account of his death, disability, or for Cause, (C) the requirement of excessive travel on the part of the Executive,
(D) a relocation by the Employer of the Executive's principal place of employment to any location outside a thirty mile radius from the Executive's current principal place of employment, (E) the failure of the Employer to have any successor to the Employer assume the Agreement, (F) the delivery to the Executive of notice of the Employer's decision to terminate the Executive's employment without Cause, or (G) any other material change in the conditions of employment if the Executive determines in good faith that his customary duties can no longer be performed because of the change.

        d. The Executive shall also have the right to resign voluntarily without Good Reason from employment during the Employment Period by written notice to the Employer at least 60 days prior to the effective date of the resignation. Upon such resignation without Good Reason, the Executive shall be entitled to receive any accrued but unpaid Base Salary. The Employer shall have discretion whether or not to award the Executive a Bonus for any calendar year in which he resigns without Good Reason.

        e. If the Executive's employment shall terminate by expiration of the Employment Period or is terminated by the Employer for Cause pursuant to Section 4(b), or if the Executive shall voluntarily resign for any reason other than Good Reason, the Executive's right to receive the Base Salary (except any accrued and unpaid salary and except as set forth in Section 4(f) below), the Bonus, and any other compensation and benefits to which he would otherwise be entitled under this Agreement shall be forfeited as of the date of termination of employment; provided, however, that if the Executive's employment hereunder shall terminate by expiration of the Employment Period, in accordance with Section 1 hereof, on December 31, 2002, and the Employer and the Executive have not entered into a new employment agreement on mutually satisfactory terms, the Executive shall be entitled to receive the Bonus for calendar year 2002 in accordance with Section 3(a)(ii) hereof. Employer shall be entitled to make required withholdings from any such payment.

        f. If the Executive and the Employer shall not have entered into a new employment agreement on mutually satisfactory terms on or prior to December 31, 2002, then beginning on January 1, 2003, after the expiration of the Employment Period, the Executive shall be placed on a temporary leave of absence for six months. During said time period, Executive shall (i) have the status of an employee of the Company, and (ii) continue to receive Base Salary payments, but the Employer shall have the right, at its sole election, to replace the Executive as the Chief Executive Officer and President. During this leave of absence, the Executive shall not be precluded by this Agreement from seeking or obtaining new full time employment. At the end of said six-month temporary leave of absence, if the Executive and the Employer shall not have entered into a new employment arrangement, the Executive's employment shall be automatically terminated. In such event, the Executive shall not be entitled to any severance payments.

        g. Except as provided in Section 4(b) hereof, or any relevant option agreement, the Executive's death or termination of employment shall not affect his rights under any Employer stock options.

        h. Notwithstanding anything to the contrary herein, the Executive may also terminate his employment upon a "Change in Control" (as hereinafter defined). If the Executive terminates his employment upon a "Change in Control" then:

           i. the Employer shall pay the Executive as severance pay in a lump sum within thirty (30) days following such termination, the following amounts, which shall not be discounted to take into account present value:

              (1) the Executive's Base Salary through
                  the date of termination at the rate
                  in effect immediately prior to the
                  termination date;

              (2) an amount equal to the product of
                  (x) the Executive's annual Base
                  Salary at the rate in effect
                  immediately prior to the date of
                  termination, multiplied by (z) the
                  number of years (including partial
                  years) then remaining in the
                  Employment Period; and

              (3) an amount equal to the product of
                  (x) the average annual Bonus for
                  the three calendar years
                  immediately preceding the date of
                  termination, multiplied by (z) the
                  number of years (including partial
                  years as full years) then remaining
                  in the Employment Period;

          ii. the Employer shall, at the Employer's expense, allow the Executive to continue to participate, until he reaches age 65, in all the Employer's benefits, to the same extent and upon the same terms and conditions as the Executive participated immediately prior to the termination, provided that the Executive's continued participation is permissible or otherwise practicable under the general terms and provisions of such benefit plan; and

         iii. on the later of (x) the day the
Executive notifies the Employer he is terminating upon a Change in Control, and (y) ten (10) days prior to the date the Executive actually terminates his employment, all remaining unvested options previously granted the Executive shall become immediately exercisable on that date.

     "Change in Control", as used in Section 4(h) of the Agreement, is defined to mean the occurrence of any of the following three events:

          (i) a change in control of a nature that would be required to be reported in response to any form or report to the Securities and Exchange Commission or any stock exchange on which the Employer's shares are listed which requires the reporting of a change in control of the Employer;

         (ii) when any "person," as such terms is used in Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), is or becomes the "beneficial owner," as defined in Rule 13d-3 under the Exchange Act, directly or indirectly, of 20% of the voting power of the Employer's then outstanding securities, other than (x) beneficial owners of more than 5% of the Employer's Common Stock on August 10, 1995, (y) "Exempted Persons" as defined in Section 1(a) of the Employer's Rights Agreement, dated as of November 10, 1994, (z) mutual funds, banks, investment advisors registered under the Investment Advisers Act of 1940, as amended, and other institutional investors, which either (i) became 20% beneficial owners as a result of an acquisition of Common Stock by the Employer which, by reducing the number of such shares then outstanding, increases the proportionate number of shares beneficially owned by such person to 20% or more of the outstanding Common Stock except that if such person, after such share purchased by the Employer, becomes the beneficial owner of any additional shares of Common Stock, then this exception would not apply, or (ii) were exempted from the operation of this provision with the prior approval of eighty percent of the Board of Directors of the Employer; or

        (iii) when the individuals who, on the
effective date of this Agreement constitute the Board of Directors of the Employer cease for any reason to constitute at least a majority thereof, provided, however, that a director who was not a director on the effective date of this Agreement shall be deemed to have been a director at that date if such director was elected by, or on the recommendation of or with the approval of, at least sixty percent of the directors who were directors on the effective date of this Agreement (either directly or by prior operation of this provision);

provided, however, that an occurrence shall cease to be a "Change in Control" for purposes of this Section 4(h) six months after the occurrence of an event that would otherwise constitute a "Change in Control," except that, for purposes of computing this six-month period, the six-month time period shall not commence until, as to clause (i), the date on which a change in control form or report is actually filed, and as to clause (ii), the date on which a beneficial owner discloses in a public filing that it has crossed the 20% threshold.

     5. Notices.

        Any notice or other communication hereunder shall be made in writing by hand-delivery and shall be deemed to have been delivered and received when delivered by hand, if personally delivered, as follows: (a) if to the Executive at the address shown at the beginning of this Agreement or to such other person(s) or address(es) as the Executive shall have furnished to the Employer in writing, and (b) if to the Employer at the address shown at the beginning of this Agreement, attention of the Board of Directors, with copies to the Employer at the same address, Attention: General Counsel, and to Willkie Farr & Gallagher, One Citicorp Center, 153 E. 53rd Street, New York, New York 10022, Attention: Robert B. Hodes, Esq., or to such other person(s) or address(es) as such persons or the Employer shall have furnished to the Executive in writing.

     6. Certain Additional Payments by the Employer.

        a. Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution, waiver of Employer rights, acceleration of vesting of any stock options or restricted stock, or any other payment or benefit in the nature of compensation to or for the benefit of the Executive, alone or in combination (whether such payment, distribution, waiver, acceleration or other benefit is made pursuant to the terms of this Agreement or any other agreement, plan or arrangement providing payments or benefits in the nature of compensation to or for the benefit of the Executive, but determined without regard to any additional payments required under this Section 6) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (or any successor provision) or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes with respect to the Gross-Up Payment (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

        b. Subject to the provisions of Section 6(c), all determinations required to be made under this Section 6, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by the nationally recognized accounting firm then auditing the accounts of the Employer (the "Accounting Firm") which shall provide detailed supporting calculations both to the Employer and the

Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Employer. In the event that the Accounting Firm is unwilling or unable to perform its obligations pursuant to this Section 6, the Executive shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to hereunder as the Accounting Firm). All fees and expenses of the Accounting Firm shall be borne solely by the Employer. Any Gross-Up Payment, determined pursuant to this Section 6, shall be paid by the Employer to the Executive within five days of the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Employer and the Executive. The parties hereto acknowledge that, as a result of the potential uncertainty in the application of
Section 4999 of the Code (or any successor provision) at the time of the initial determination by the Accounting Firm hereunder, it is possible that the Employer will not have made Gross-Up Payments which should have been made consistent with the calculations required to be made hereunder (an "Underpayment"). In the event that the Employer exhausts its remedies pursuant to
Section 6(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Employer to or for the benefit of the Executive.

        c. The Executive shall notify the Employer in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Employer of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 20 business days after the Executive is informed in writing of such claim and shall apprise the Employer of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Employer (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Employer notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

           i. give the Employer any information
reasonably requested by the Employer relating to such claim,

          ii. take such action in connection with
contesting such claim as the Employer shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Employer,

         iii. cooperate with the Employer in good faith in order effectively to contest such claim, and

          iv. permit the Employer to participate in any proceedings relating to such claim;

provided, however, that the Employer shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 6(c), the Employer shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Employer shall determine; provided, however, that if the Employer directs the Executive to pay such claim and sue for a refund, the Employer shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Employer's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

        d. If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Section 6(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Employer's complying with the requirements of Section 6(c)) promptly pay to the Employer the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Employer pursuant to Section 6(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Employer does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

     7. Executive Loan.

        The Employer agrees, at Executive's option, to lend Executive up to five million dollars ($5,000,000), on a full recourse basis, which loan would be evidenced by a promissory note in favor of the Employer, in the form attached as Exhibit 1 to the Agreement.

     8. Assignability.

        This Agreement shall not be assignable by the Employer except to a majority-owned subsidiary or parent entity of the Employer and shall be binding upon and inure to the benefit of the Employer and its successors and assigns. This Agreement shall not be assignable by the Executive, but it shall be binding upon, and to the extent provided in Section 4(a) shall inure to the benefit of, the Executive's heirs, executors, administrators and legal representatives.

     9. Entire Agreement.

        This Agreement supersedes the Existing Employment
Agreement and all prior understandings between the Executive and the Employer as to the subject matter hereof.

    10. Waivers, Amendments and Further Agreements.

        Neither this Agreement nor any term or condition hereof, including without limitation the terms and conditions of this Section 10, may be waived, modified or amended in whole or in part as against the Employer or the Executive except by written instrument executed by each of the parties expressly stating that it is intended to operate as a waiver, modification or amendment of this Agreement or the applicable term or condition hereof. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other party may reasonably require in order to effectuate the terms and purposes of this Agreement.

    11. Severability.

        In case one or more of the provisions contained in this Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

    12. No Conflicting Obligations.

        The Executive represents and warrants to the Employer that the Executive is not now under any obligation to anyone other than the Employer and other entities of which he is a non-executive director and has no interest which is inconsistent or in conflict with this Agreement, or would prevent, limit or impair, in any way, the Executive's performance of any of the covenants or duties hereinabove set forth.
However, subject to Section 2 hereof, nothing herein shall be deemed to limit the Executive's participation in, or pursuit of, non-conflicting business interests.

    13. Survival.

        Except as otherwise provided herein, the covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive the Executive's termination of employment, irrespective of any investigation made by or on behalf of any party.

    14. Governing Law.

        This Agreement shall be governed by and construed and enforced in accordance with the law of the State of Tennessee, without regard to the principles of conflicts of law thereof.

    15. Arbitration; Legal Fees.

        Any dispute, controversy or claim arising out of or relating to this Agreement or the breach thereof shall be finally settled by arbitration by a single arbitrator in accordance with the rules then in effect of the American Arbitration Association in an arbitration in Memphis, Tennessee. Judgment upon an award rendered by the arbitrator may be entered in any court of competent jurisdiction. To the extent that the Executive prosecutes or defends, whether by arbitration or through a judicial proceeding, a dispute, controversy or claim relating to this Agreement which results in a judgment, award or settlement in the Executive's favor in any material respect, the Employer shall reimburse the Executive for all reasonable fees and costs (including legal fees) incurred by the Executive in such successful prosecution or defense.

    16. Headings.

        The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

    17. Counterparts.

        This Agreement may be executed in counterparts each of which shall be deemed an original but which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed or caused to be executed this Agreement effective as of the date first above written.


                                    MUELLER INDUSTRIES, INC.


                                    By: /s/ Harvey L. Karp
                                        Name: Harvey L. Karp
                                        Title: Chairman of the Board
                                        Date: September 17, 1997



                                        /s/ William D. O'Hagan
                                        William D. O'Hagan
                                        Date: September 17, 1997

                                  EXHIBIT 1

                          [Form of Promissory Note]

                               PROMISSORY NOTE

$_____[1]_____                                                 _____[2]_____

     William D. O'Hagan, an individual living at ___________________________ _________[3]_____________("Borrower"), hereby promises to pay to Mueller Industries, Inc., a Delaware corporation ("Mueller") the principal sum of _____[1]_____ ($________[1]________), on the
earlier of (i) the date Mueller pays Borrower any severance pay pursuant to Section 4 of Borrower's Employment Agreement with
Mueller, and (ii) December 31, 2002, and to pay interest
(computed on the basis of a 360-day year) on the unpaid principal balance thereof from the date of this Note at the rate of ________[4]________ percent (__[4]__%) per annum until the principal amount hereof shall become due and payable. Interest is payable on March 15 of each year, but, at Borrower's option, can be deferred until the maturity date of the Note to the extent such interest payment exceeds the after-tax portion of Executive's bonus for the preceding fiscal year.

     Payments of principal and interest shall be made in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts to the address designated by Mueller.

     This Note shall be secured by either (A) common stock of Mueller having, at the time the Note is executed, a fair market value of at least 125% of the face amount of the Note, or
(B) other marketable property acceptable to Mueller having, at the time the note is executed, a fair market value of at least 150% of the face amount of the Note. Borrower shall deliver such stock or other acceptable property to Mueller within ten (10) days of the time this Note is executed, and shall take such further action, and execute such further documents, as Mueller deems necessary to fully perfect its security interest in the pledged collateral. Borrower represents that the pledged collateral is currently unencumbered and agrees that he will not otherwise sell, assign, pledge, encumber, transfer or otherwise hypothecate said stock or other acceptable property so long as this Note is outstanding, provided, however, that if Borrower has pledged shares of common stock of Mueller, Borrower is free to sell any or all such shares so long as the Borrower pays down this Note with the net after-tax proceeds from any such sale. Borrower and Mueller agree to cooperate, in the event of a partial sale, in order to facilitate such a sale, while preserving Mueller's security interest in the remaining shares.

     If Borrower shall default in the payment of interest or principal on the Note when the same shall become due and payable and such default continues for more than ten (10) days after receipt of written notice from Mueller, Mueller shall have and may execute all rights and remedies afforded to a secured party under the Tennessee Uniform Commercial Code applicable thereto, including, without limitation, the right to sell the pledged collateral at a public or private sale (provided that Mueller shall give Borrower at least fifteen (15) days prior written notice of the date in which any public sale is to be held or the date after which any private sale may be made), at which sale Mueller may purchase such pledged collateral and have the right to retain such pledged collateral in partial or full satisfaction of Borrower's obligations under the Note in accordance with the provisions of the Tennessee Uniform Commercial Code.

     This Note may be prepaid, at any time, in whole or in part, without penalty.

THIS NOTE IS GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN
ACCORDANCE WITH, INTERNAL TENNESSEE LAW.


                                           _____________________
                                           William D. O'Hagan

1. Principal amount of Note is equal to the amount requested be loaned, up to $5,000,000.00.
2. Date shall be date Borrower borrows money from Mueller pursuant to this Note.
3. Borrower's then current residential address shall be inserted.
4. The interest rate shall be the higher of (i) the comparable treasury rate in effect when this Note is executed, and (ii) the rate at which Mueller is itself then able to borrow funds having a comparable maturity, in each case based on the length of time between the date the note is executed and December 31, 2002.


























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